Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2016 Second Quarter Results and Announces $500 Million Share Repurchase Program

On October 1, 2015, Standard Pacific Corp. completed its merger transaction with The Ryland Group, Inc., with Standard Pacific continuing as the surviving corporation and changing its name to CalAtlantic Group, Inc.  Because the closing of the merger occurred in the 2015 fourth quarter, the highlights and comparisons below and the other financial information included in this earnings release includes only stand-alone data for predecessor Standard Pacific for the three and six months ended June 30, 2015.  To aid analysts and other investors with year-over-year comparability for the entire merged business, we also are providing limited pro forma information, which combines the stand-alone Standard Pacific and Ryland financial and operating data for the three and six months ended June 30, 2015.  Limited historical Ryland operating data is also presented in the tables beginning on page 16 for informational purposes.
IRVINE, CALIFORNIA, July 28, 2016.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the second quarter ended June 30, 2016.

Larry Nicholson, President and Chief Executive Officer of CalAtlantic Group, Inc. commented, "The CalAtlantic team delivered a strong second quarter, with home sales revenue up 17% and adjusted pretax income up 22%*, compared to the pro forma prior year period.  In addition, our SG&A percentage reached a second quarter decade low 10.6% that, when combined with our 21.9% gross margin, delivered an operating margin of 11.2% and EPS of $0.83."  Nicholson continued, "It is gratifying to see the benefits we anticipated from our October 2015 merger showing up in our results."

2016 CalAtlantic Second Quarter Highlights and Comparisons to 2015 Second Quarter
2016 second quarter results are for the combined company and include merger costs and the impact of purchase accounting. The 2015 second quarter includes only the stand-alone results of Standard Pacific.

•	Net new orders of 3,921, up 150%; Dollar value of net new orders up 104%
•	567 average active selling communities, up 179%
•	3,484 new home deliveries, up 167%
•	Average selling price of $447 thousand, down 16%
•	Home sale revenues of $1.6 billion, up 124%
•	Gross margin from home sales of 21.9%, compared to 24.6%
o	Adjusted gross margin from home sales of 22.2%* compared to 24.6% (adjusted 2016 second quarter margin excludes $5.9 million of purchase accounting impact related to the merger)
•	SG&A rate from home sales of 10.6%, compared to 11.5%
•	Operating margin from home sales of $175.2 million, or 11.2%, compared to $90.8 million, or 13.1%
o	Adjusted operating margin from home sales of $181.1 million*, or 11.6%*
•
Net income of $112.8 million, or $0.83 per diluted share, vs. net income of $57.2 million, or $0.72 per diluted share (2016 second quarter results include the impact of $5.0 million of merger costs and $5.9 million of purchase accounting adjustments)

o	Adjusted net income of $119.6 million*, or $0.88 per diluted share*
•	$394.8 million of land purchases and development costs, compared to $190.0 million

2016 CalAtlantic Second Quarter Highlights and Comparisons to Pro Forma 2015 CalAtlantic Second Quarter
To aid analysts and other investors with year-over-year comparability for the entire merged business, we provide the below pro forma information.  This pro forma information is a combination of stand-alone second quarter 2015 Standard Pacific and Ryland financial and operating data compared to actual 2016 CalAtlantic second quarter results.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.

•	Net new orders of 3,921, down 1%; Dollar value of net new orders up 5%
•	567 average active selling communities, up 4%
•	3,484 new home deliveries, up 12%
•	Average selling price of $447 thousand, up 5%
•	Home sale revenues of $1.6 billion, up 17%
•	Pretax income of $179.6 million vs. $156.1 million* (2016 second quarter results include the impact of $5.0 million of merger costs and $5.9 million of purchase accounting adjustments)
o	Adjusted pretax income of $190.5 million*, up 22%
•	$394.8 million of land purchases and development costs, compared to $418.9 million

Orders.  Net new orders for the 2016 second quarter were down 1% from the pro forma 2015 second quarter, to 3,921 homes, with the dollar value of these orders up 5%, and the Company's monthly sales absorption rate was 2.3 per community for the 2016 second quarter, down 5% from both the pro forma 2015 second quarter and the 2016 first quarter, consistent with normal seasonal patterns.  The Company's cancellation rate for the 2016 second quarter was 15%, flat compared to the pro forma 2015 second quarter and up from 12% for the 2016 first quarter.

Backlog.  The dollar value of homes in backlog increased 19% to $3.4 billion, or 7,456 homes, compared to $2.9 billion, or 6,688 homes, for the pro forma 2015 second quarter, and increased 7% compared to $3.2 billion, or 7,019 homes, for the 2016 first quarter.  The increase in pro forma year-over-year backlog value was driven primarily by our continued growth in community count and a 6% increase in the average selling price of the homes in backlog on a pro forma basis, reflecting product mix, geographic mix and continued pricing power in many of our markets.

Revenue.  Revenues from home sales for the 2016 second quarter increased 17%, to $1.6 billion, as compared to the pro forma 2015 second quarter, resulting from a 12% increase on a pro forma basis in new home deliveries and a 5% increase on a pro forma basis in the Company's average home price to $447 thousand.  The increase in average home price was primarily attributable to product mix and general price increases within select markets.

Gross Margin.  Excluding the impact of purchasing accounting, the Company achieved adjusted gross margin from home sales of 22.2%* for the 2016 second quarter.  Unadjusted, the gross margin from homes sales was 21.9%.  The unadjusted second quarter gross margin was adversely impacted by the required fair value adjustment to homes in backlog, speculative homes and models under construction acquired from Ryland in the merger, of which $5.9 million was recognized as an increase to cost of sales during the quarter.

SG&A Expenses. Selling, general and administrative expenses for the 2016 second quarter were $165.7 million, or 10.6%, as compared to $79.9 million, or 11.5%, for the 2015 second quarter.  This 90 basis point improvement was primarily the result of a 124% increase in home sale revenues and the operating leverage gained in connection with the merger.

Land.  During the 2016 second quarter, the Company spent $394.8 million on land purchases and development costs, compared to $418.9 million for the pro forma 2015 second quarter. The Company purchased $237.9 million of land, consisting of 3,348 homesites, of which 32% (based on homesites) is located in the North region, 20% in the Southeast region, 19% in the Southwest region, and 29% in the West region.  As of June 30, 2016, the Company owned or controlled 67,741 homesites, of which 44,980 were owned and actively selling or under development, 16,794 were controlled or under option, and the remaining 5,967 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $892.6 million of available liquidity, including $256.0 million of unrestricted homebuilding cash and $636.6 million available to borrow under its $750 million revolving credit facility. The Company's homebuilding debt to book capitalization as of June 30, 2016 and 2015 was 47.9% and 55.3%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 45.9%* and 53.9%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending June 30, 2016 and 2015 was 4.4x* and 4.4x*, respectively.

Bond Offering. During the 2016 second quarter, the Company raised $300 million in proceeds from the issuance of 5.25% Senior Notes due 2026. A portion of the proceeds were initially used to pay down the outstanding balance of the Company's revolving credit facility and will ultimately be used to repay or repurchase the Company's $280 million senior notes which mature in September 2016.

Share Repurchase Program.  The Company's Board of Directors has authorized the repurchase of up to $500 million of the Company's common stock.  This authorization replaces the previous February 2016 $200 million authorization.  The Company's share repurchases may be made, from time to time, on the open market or otherwise.  The amount of any shares purchased and the timing of the purchases will be subject to general business conditions and other factors.  The share repurchase authorization will continue in effect until terminated by the Board of Directors.  The Company intends to retire the repurchased shares.

Earnings Conference Call

A conference call to discuss the Company's 2016 second quarter results will be held at 11:00 a.m. Eastern time July 29, 2016.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://investors.calatlantichomes.com.  The call will also be accessible via telephone by dialing (877) 780-3379 (domestic) or (719) 325-2100 (international); Passcode: 5476851. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 5476851.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), a combination of Standard Pacific Corp. and Ryland Group, Inc., two of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

The pro forma results presented above are not necessarily indicative of how the Company would have performed if Ryland and Standard Pacific were combined for the first six months of 2015 and are not necessarily indicative of the combined Company's future performance. This news release and the referenced earnings conference call contain forward-looking statements.  These statements include but are not limited to statements regarding the integration of the operations of Standard Pacific and Ryland, the future success of those combined operations; new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; our liquidity; the repayment of our September 2016 senior notes; and the amount and timing of share repurchases.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the

Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2015 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (240) 532-3888, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 13.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	June 30,	June 30,	Percentage	March 31,	Percentage
	2016	2015	or % Change	2016	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,484	1,305	167%	2,727	28%
Average selling price	$447	$532	(16%)	$432	3%
Home sale revenues	$1,558,701	$694,678	124%	$1,179,165	32%
Gross margin % (including land sales)	21.6%	24.6%	(3.0%)	20.8%	0.8%
Gross margin % from home sales	21.9%	24.6%	(2.7%)	21.0%	0.9%
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	22.2%	24.6%	(2.4%)	22.0%	0.2%
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest amortized to cost of
home sales)*	24.8%	29.6%	(4.8%)	24.6%	0.2%
Incentive and stock-based compensation expense	$17,275	$6,520	165%	$10,270	68%
Selling expenses	$81,396	$35,873	127%	$63,060	29%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$67,023	$37,517	79%	$63,371	6%
SG&A expenses	$165,694	$79,910	107%	$136,701	21%
SG&A % from home sales	10.6%	11.5%	(0.9%)	11.6%	(1.0%)
Operating margin from home sales	$175,214	$90,835	93%	$110,336	59%
Operating margin % from home sales	11.2%	13.1%	(1.9%)	9.4%	1.8%
Adjusted operating margin from home sales*	$181,072	$90,835	99%	$123,013	47%
Adjusted operating margin % from home sales*	11.6%	13.1%	(1.5%)	10.4%	1.2%
Net new orders	3,921	1,567	150%	4,135	(5%)
Net new orders (dollar value)	$1,749,217	$857,747	104%	$1,798,050	(3%)
Average active selling communities	567	203	179%	571	(1%)
Monthly sales absorption rate per community	2.3	2.6	(10%)	2.4	(5%)
Cancellation rate	15%	15%	―	12%	3%
Gross cancellations	711	268	165%	571	25%
Backlog (homes)	7,456	2,572	190%	7,019	6%
Backlog (dollar value)	$3,428,713	$1,484,544	131%	$3,212,079	7%

Land purchases (incl. seller financing)	$237,925	$98,627	141%	$215,419	10%
Adjusted Homebuilding EBITDA*	$243,048	$140,728	73%	$171,230	42%
Adjusted Homebuilding EBITDA Margin %*	15.4%	20.1%	(4.7%)	14.4%	1.0%
Homebuilding interest incurred	$55,610	$41,857	33%	$62,725	(11%)
Homebuilding interest capitalized to inventories owned	$54,564	$41,508	31%	$61,845	(12%)
Homebuilding interest capitalized to investments in JVs	$1,046	$349	200%	$880	19%
Interest amortized to cost of sales (incl. cost of land sales)	$41,830	$36,563	14%	$30,382	38%

	As of
	June 30,	December 31,	Percentage
	2016	2015	or % Change
Select Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$286,840	$187,066	53%
Inventories owned	$6,421,737	$6,069,959	6%
Goodwill	$969,048	$933,360	4%
Homesites owned and controlled	67,741	70,494	(4%)
Homes under construction	7,338	6,081	21%
Completed specs	957	1,325	(28%)
Homebuilding debt	$3,715,698	$3,487,699	7%
Stockholders' equity	$4,039,955	$3,861,436	5%
Stockholders' equity per share	$34.12	$31.84	7%
Total consolidated debt to book capitalization	49.1%	49.5%	(0.4%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	45.9%	46.1%	(0.2%)

PRO FORMA KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	Actual June 30,	Pro Forma June 30,		Percentage	Actual March 31,	Percentage
	2016	2015		or % Change	2016	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,484	3,119		12%	2,727	28%
Average selling price	$447	$427		5%	$432	3%
Home sale revenues	$1,558,701	$1,331,079	*	17%	$1,179,165	32%
Pretax income	$179,617	$156,066	*	15%	$115,204	56%
Pretax income (excluding purchase accounting adjustments
included in cost of home sales and merger costs)*	$190,480	$156,066		22%	$132,725	44%
Net new orders	3,921	3,954		(1%)	4,135	(5%)
Net new orders (dollar value)	$1,749,217	$1,670,731		5%	$1,798,050	(3%)
Average active selling communities	567	546		4%	571	(1%)
Monthly sales absorption rate per community	2.3	2.4		(5%)	2.4	(5%)
Cancellation rate	15%	15%		―	12%	3%
Gross cancellations	711	704		1%	571	25%
Backlog (homes)	7,456	6,688		11%	7,019	6%
Backlog (dollar value)	$3,428,713	$2,891,927		19%	$3,212,079	7%

Land purchases (incl. seller financing)	$237,925	$250,860		(5%)	$215,419	10%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 13.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015		2016	2015
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$1,558,701		$694,678	$2,737,866		$1,163,057
Land sale revenues	19,661		4,954	26,179		6,853
Total revenues	1,578,362		699,632	2,764,045		1,169,910
Cost of home sales	(1,217,793)		(523,933)	(2,149,921)		(878,750)
Cost of land sales	(19,212)		(3,758)	(25,579)		(5,114)
Total cost of sales	(1,237,005)		(527,691)	(2,175,500)		(883,864)
Gross margin	341,357		171,941	588,545		286,046
Gross margin %	21.6%		24.6%	21.3%		24.5%
Selling, general and administrative expenses	(165,694)		(79,910)	(302,395)		(145,980)
Income (loss) from unconsolidated joint ventures	223		(51)	1,412		(502)
Other income (expense)	(4,415)		(5,276)	(7,823)		(5,572)
Homebuilding pretax income	171,471		86,704	279,739		133,992
Financial Services:
Revenues	20,539		7,411	38,091		12,804
Expenses	(12,393)		(4,593)	(23,009)		(8,778)
Financial services pretax income	8,146		2,818	15,082		4,026
Income before taxes	179,617		89,522	294,821		138,018
Provision for income taxes	(66,857)		(32,324)	(109,400)		(49,215)
Net income	112,760		57,198	185,421		88,803
Less: Net income allocated to preferred shareholder	―		(13,798)	―		(21,475)
Less: Net income allocated to unvested restricted stock	(251)		(112)	(350)		(181)
Net income available to common stockholders	$112,509		$43,288	$185,071		$67,147

Income Per Common Share:
Basic	$0.95		$0.79	$1.55		$1.22
Diluted	$0.83		$0.72	$1.36		$1.12

Weighted Average Common Shares Outstanding:
Basic	118,419,937		55,099,690	119,617,438		54,914,435
Diluted	136,088,146		62,110,779	137,277,899		62,081,531

Weighted average additional common shares outstanding
if preferred shares converted to common shares	―		17,562,557	―		17,562,557

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	136,088,146		79,673,336	137,277,899		79,644,088

Cash Dividends Per Common Share	$0.04	$	―	$0.08	$	―

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$256,007	$151,076
Restricted cash	30,833	35,990
Inventories:
Owned	6,421,737	6,069,959
Not owned	81,603	83,246
Investments in unconsolidated joint ventures	147,631	132,763
Deferred income taxes, net	337,538	396,194
Goodwill	969,048	933,360
Other assets	117,484	118,768
Total Homebuilding Assets	8,361,881	7,921,356
Financial Services:
Cash and equivalents	31,863	35,518
Restricted cash	22,008	22,914
Mortgage loans held for sale, net	188,977	325,770
Mortgage loans held for investment, net	25,394	22,704
Other assets	19,854	17,243
Total Financial Services Assets	288,096	424,149
Total Assets	$8,649,977	$8,345,505

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$215,761	$191,681
Accrued liabilities	477,950	478,793
Secured project debt and other notes payable	41,139	25,683
Senior notes payable	3,674,559	3,462,016
Total Homebuilding Liabilities	4,409,409	4,158,173
Financial Services:
Accounts payable and other liabilities	26,099	22,474
Mortgage credit facilities	174,514	303,422
Total Financial Services Liabilities	200,613	325,896
Total Liabilities	4,610,022	4,484,069
Equity:
Stockholders' Equity:
Preferred stock	―	―
Common stock	1,184	1,213
Additional paid-in capital	3,326,943	3,324,328
Accumulated earnings	711,784	535,890
Accumulated other comprehensive income, net of tax	44	5
Total Equity	4,039,955	3,861,436
Total Liabilities and Equity	$8,649,977	$8,345,505

INVENTORIES

	June 30,	December 31,
	2016	2015
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$3,440,809	$3,546,289
Homes completed and under construction	2,468,011	2,039,597
Model homes	512,917	484,073
Total inventories owned	$6,421,737	$6,069,959

Inventories Owned by Segment:
North	$821,897	$703,651
Southeast	1,834,044	1,753,301
Southwest	1,422,325	1,400,524
West	2,343,471	2,212,483
Total inventories owned	$6,421,737	$6,069,959

REGIONAL OPERATING DATA

During the 2015 third quarter, in connection with the transition planning related to the merger, the Company began evaluating the business and allocating resources based on the post-merger homebuilding operating segments of CalAtlantic. The Company's homebuilding operating segments are grouped into four reportable segments: North (Baltimore, Chicago, Delaware, Indianapolis, Metro Washington, D.C., Minneapolis/St. Paul, New Jersey, Northern Virginia, Philadelphia and Atlanta); Southeast (Florida and the Carolinas); Southwest (Texas, Colorado and Nevada) and West (California and Arizona).  All prior periods have been restated to conform to CalAtlantic's new presentation.
	Three Months Ended June 30,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	711	$339	n/a	$	n/a	n/a	n/a
Southeast	983	392	476		414	107%	(5%)
Southwest	1,003	432	338		538	197%	(20%)
West	787	634	491		643	60%	(1%)
Consolidated total	3,484	$447	1,305		$532	167%	(16%)

	Six Months Ended June 30,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	1,272	$336	n/a	$	n/a	n/a	n/a
Southeast	1,696	391	861		398	97%	(2%)
Southwest	1,857	418	576		524	222%	(20%)
West	1,386	629	840		618	65%	2%
Consolidated total	6,211	$441	2,277		$511	173%	(14%)

	Three Months Ended June 30,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
Net new orders:
North	933	$331	n/a	$	n/a	n/a	n/a
Southeast	1,112	377	524		446	112%	(15%)
Southwest	945	431	406		509	133%	(15%)
West	931	659	637		655	46%	1%
Consolidated total	3,921	$446	1,567		$547	150%	(18%)

	Six Months Ended June 30,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
Net new orders:
North	1,824	$331	n/a	$	n/a	n/a	n/a
Southeast	2,313	374	1,082		434	114%	(14%)
Southwest	2,076	429	798		509	160%	(16%)
West	1,843	645	1,258		646	47%	(0%)
Consolidated total	8,056	$440	3,138		$538	157%	(18%)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Average number of selling communities
during the period:
North	126	n/a	n/a	121	n/a	n/a
Southeast	179	88	103%	180	85	112%
Southwest	169	55	207%	172	55	213%
West	93	60	55%	94	60	57%
Consolidated total	567	203	179%	567	200	184%

REGIONAL OPERATING DATA (Continued)

	At June 30,
	2016		2015			% Change
	Homes	Dollar Value	Homes	Dollar Value		Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,555	$524,001	n/a	$	n/a	n/a	n/a
Southeast	2,238	923,385	992		507,937	126%	82%
Southwest	2,121	970,020	768		406,427	176%	139%
West	1,542	1,011,307	812		570,180	90%	77%
Consolidated total	7,456	$3,428,713	2,572		$1,484,544	190%	131%

	At June 30,
	2016	2015	% Change
Homesites owned and controlled:
North	15,636	n/a	n/a
Southeast	23,033	16,765	37%
Southwest	15,006	6,324	137%
West	14,066	12,945	9%
Total (including joint ventures)	67,741	36,034	88%

Homesites owned	50,947	28,866	76%
Homesites optioned or subject to contract	15,412	6,123	152%
Joint venture homesites	1,382	1,045	32%
Total (including joint ventures)	67,741	36,034	88%

Homesites owned:
Raw lots	11,880	7,116	67%
Homesites under development	13,200	8,361	58%
Finished homesites	13,618	7,397	84%
Under construction or completed homes	10,015	4,010	150%
Held for sale	2,234	1,982	13%
Total	50,947	28,866	76%

PRO FORMA REGIONAL OPERATING DATA
	Three Months Ended June 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	711	$339	650	$339	9%	―
Southeast	983	392	901	356	9%	10%
Southwest	1,003	432	920	421	9%	3%
West	787	634	648	622	21%	2%
Consolidated total	3,484	$447	3,119	$427	12%	5%

	Six Months Ended June 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	1,272	$336	1,172	$341	9%	(1%)
Southeast	1,696	391	1,613	346	5%	13%
Southwest	1,857	418	1,662	406	12%	3%
West	1,386	629	1,107	604	25%	4%
Consolidated total	6,211	$441	5,554	$414	12%	7%

	Three Months Ended June 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	933	$331	747	$338	25%	(2%)
Southeast	1,112	377	1,103	365	1%	3%
Southwest	945	431	1,243	409	(24%)	5%
West	931	659	861	590	8%	12%
Consolidated total	3,921	$446	3,954	$423	(1%)	5%

	Six Months Ended June 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	1,824	$331	1,565	$336	17%	(1%)
Southeast	2,313	374	2,240	360	3%	4%
Southwest	2,076	429	2,388	406	(13%)	6%
West	1,843	645	1,721	589	7%	10%
Consolidated total	8,056	$440	7,914	$419	2%	5%

	Three Months Ended June 30,			Six Months Ended June 30,
	Actual 2016	Pro Forma 2015	% Change	Actual 2016	Pro Forma 2015	% Change
Average number of selling
communities during the period:
North	126	113	12%	121	116	4%
Southeast	179	169	6%	180	167	8%
Southwest	169	184	(8%)	172	182	(5%)
West	93	80	16%	94	81	16%
Consolidated total	567	546	4%	567	546	4%

PRO FORMA REGIONAL OPERATING DATA (Continued)

	At June 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,555	$524,001	1,366	$463,663	14%	13%
Southeast	2,238	923,385	2,005	812,686	12%	14%
Southwest	2,121	970,020	2,152	906,891	(1%)	7%
West	1,542	1,011,307	1,165	708,687	32%	43%
Consolidated total	7,456	$3,428,713	6,688	$2,891,927	11%	19%

	At June 30,
	Actual 2016	Pro Forma 2015	% Change
Homesites owned and controlled:
North	15,636	16,350	(4%)
Southeast	23,033	27,636	(17%)
Southwest	15,006	17,167	(13%)
West	14,066	15,298	(8%)
Total (including joint ventures)	67,741	76,451	(11%)

Homesites owned	50,947	54,961	(7%)
Homesites optioned or subject to contract	15,412	19,834	(22%)
Joint venture homesites	1,382	1,656	(17%)
Total (including joint ventures)	67,741	76,451	(11%)

Homesites owned:
Raw lots	11,880	10,890	9%
Homesites under development	13,200	24,079	(45%)
Finished homesites	13,618	8,269	65%
Under construction or completed homes	10,015	9,622	4%
Held for sale	2,234	2,101	6%
Total	50,947	54,961	(7%)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding purchase accounting adjustments related to the merger and interest amortized to cost of home sales.  The table set forth below also calculates adjusted operating margin percentage from home sales, excluding purchase accounting adjustments related to the merger.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	June 30, 2016	Gross Margin %	June 30, 2015	Gross Margin %	March 31, 2016	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,558,701		$694,678		$1,179,165
Less: Cost of home sales	(1,217,793)		(523,933)		(932,128)
Gross margin from home sales	340,908	21.9%	170,745	24.6%	247,037	21.0%
Add: Purchase accounting adjustments included
in cost of home sales	5,858	0.3%	―	n/a	12,677	1.0%
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	346,766	22.2%	170,745	24.6%	259,714	22.0%
Add: Capitalized interest included in cost
of home sales	40,528	2.6%	35,051	5.0%	30,203	2.6%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$387,294	24.8%	$205,796	29.6%	$289,917	24.6%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$346,766	22.2%	$170,745	24.6%	$259,714	22.0%
Less: Selling, general and administrative expenses	(165,694)	(10.6%)	(79,910)	(11.5%)	(136,701)	(11.6%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$181,072	11.6%	$90,835	13.1%	$123,013	10.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company's pretax income to adjusted pretax income and adjusted net income, excluding purchase accounting adjustments and merger transaction related costs.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	June 30, 2016	March 31, 2016
	(Dollars in thousands, except per share amounts)

Pretax income	$179,617	$115,204
Add:
Purchase accounting adjustments included in cost of home sales	5,858	12,677
Merger transaction related costs	5,005	4,844
Adjusted pretax income	190,480	132,725
Less: Adjusted tax provision including the add back of purchase
accounting adjustments and merger costs	(70,900)	(49,013)
Adjusted net income	$119,580	$83,712

Less: Net income allocated to unvested restricted stock	(266)	(130)
Add: Interest on convertible senior notes	235	(226)
Adjusted net income available to common stock for diluted
earnings per share	$119,549	$83,356
Adjusted diluted earnings per share	$0.88	$0.60
Total weighted average diluted common shares outstanding	136,088,146	138,430,580

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
	(Dollars in thousands)

Total consolidated debt	$3,890,212	$3,831,755	$3,791,121	$2,259,379
Less:
Financial services indebtedness	(174,514)	(164,943)	(303,422)	(90,341)
Homebuilding cash, including restricted cash	(286,840)	(204,180)	(187,066)	(116,802)
Adjusted net homebuilding debt	3,428,858	3,462,632	3,300,633	2,052,236
Stockholders' equity	4,039,955	3,941,969	3,861,436	1,752,543
Total adjusted book capitalization	$7,468,813	$7,404,601	$7,162,069	$3,804,779

Total consolidated debt to book capitalization	49.1%	49.3%	49.5%	56.3%

Adjusted net homebuilding debt to total adjusted book capitalization	45.9%	46.8%	46.1%	53.9%

Homebuilding debt	$3,715,698	$3,666,812	$3,487,699	$2,169,038
LTM adjusted homebuilding EBITDA	$842,628	$740,308	$648,313	$498,060

Homebuilding debt to adjusted homebuilding EBITDA	4.4x	5.0x	5.4x	4.4x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense, (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt, (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures, (i) income (loss) from financial services subsidiaries, (j) purchase accounting adjustments and (k) merger and other one-time transaction related costs.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as it provides perspective on the underlying performance of the business.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended June 30,
	June 30, 2016	June 30, 2015	March 31, 2016	2016	2015
	(Dollars in thousands)

Net income	$112,760	$57,198	$72,661	$310,127	$210,046
Provision for income taxes	66,857	32,324	42,543	189,165	124,475
Homebuilding interest amortized to cost of sales	41,830	36,563	30,382	152,392	127,514
Homebuilding depreciation and amortization	15,381	8,964	12,012	53,460	30,172
Amortization of stock-based compensation	3,726	2,389	3,786	18,052	8,322
EBITDA	240,554	137,438	161,384	723,196	500,529
Add:
Cash distributions of income from unconsolidated joint ventures	―	592	450	2,688	592
Purchase accounting adjustments included in cost of home sales	5,858	―	12,677	82,705	―
Merger and other one-time costs	5,005	5,465	4,844	65,914	5,672
Less:
Income (loss) from unconsolidated joint ventures	223	(51)	1,189	3,880	(271)
Income from financial services subsidiaries	8,146	2,818	6,936	27,995	9,004
Adjusted Homebuilding EBITDA	$243,048	$140,728	$171,230	$842,628	$498,060
Homebuilding revenues	$1,578,362	$699,632	$1,185,683	$5,090,546	$2,528,403
Adjusted Homebuilding EBITDA Margin %	15.4%	20.1%	14.4%	16.6%	19.7%

Because the closing of the merger occurred after the 2015 second quarter, financial statement information for the three months ended June 30, 2015 includes only stand-alone data for predecessor Standard Pacific Corp.  The table set forth below reconciles the Company's reported home sale revenues and pretax income to comparative financial measures on a combined basis for periods prior to the merger.  Certain adjustments, including those related to conforming accounting policies and adjusting acquired inventory to fair value, have not been reflected in the pro forma financial measures below due to the impracticability of estimating such impacts.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.  The following non-GAAP financial measures have been provided as we believe this data is useful to investors for purposes of assessing the Company's operating performance on a combined basis for year-over-year comparison purposes.

Three Months Ended
June 30, 2015
(Dollars in thousands)

Home sale revenues	$694,678
Add: Ryland home sale revenues	636,401
Pro forma combined home sale revenues	$1,331,079

Pretax income	$89,522
Add: Ryland pretax income	66,544
Pro forma combined pretax income	$156,066

RYLAND REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
North	768	650	522	890	731	574	516
Southeast	509	425	327	575	478	386	354
Southwest	575	582	504	817	656	596	508
West	194	157	110	207	153	144	92
Consolidated total	2,046	1,814	1,463	2,489	2,018	1,700	1,470

Average selling price (deliveries):
North	$339	$339	$345	$335	$330	$337	$322
Southeast	300	291	281	286	278	261	264
Southwest	341	353	332	327	319	325	319
West	434	555	566	541	548	539	638
Consolidated total	$339	$351	$343	$338	$331	$333	$327

Net new orders:
North	636	747	818	493	607	820	744
Southeast	476	579	579	402	376	507	501
Southwest	601	837	753	533	567	724	753
West	199	224	239	119	157	177	188
Consolidated total	1,912	2,387	2,389	1,547	1,707	2,228	2,186

Average selling price (orders):
North	$337	$338	$335	$338	$343	$345	$325
Southeast	298	292	289	288	304	283	279
Southwest	356	360	347	344	334	330	325
West	375	403	463	591	516	543	548
Consolidated total	$337	$341	$340	$347	$347	$342	$334

Average number of selling communities
during the period:
North	118	113	117	117	116	109	98
Southeast	81	81	85	87	81	78	78
Southwest	131	129	123	114	101	98	102
West	22	20	21	18	16	17	17
Consolidated total	352	343	346	336	314	302	295

Backlog:
North	1,234	1,366	1,269	973	1,370	1,494	1,248
Southeast	979	1,013	859	607	780	882	761
Southwest	1,409	1,384	1,129	880	1,164	1,253	1,125
West	352	353	286	157	245	241	208
Consolidated total	3,974	4,116	3,543	2,617	3,559	3,870	3,342

STANDARD PACIFIC REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
Southeast	467	476	385	508	472	500	391
Southwest	282	338	238	348	272	237	202
West	416	491	349	619	506	499	402
Consolidated total	1,165	1,305	972	1,475	1,250	1,236	995

Average selling price (deliveries):
Southeast	$437	$414	$377	$382	$360	$339	$329
Southwest	552	538	504	469	474	477	433
West	641	643	583	593	602	619	574
Consolidated total	$537	$532	$482	$491	$483	$479	$449

Net new orders:
Southeast	429	524	558	395	446	517	483
Southwest	325	406	392	240	245	434	288
West	572	637	621	343	463	573	540
Consolidated total	1,326	1,567	1,571	978	1,154	1,524	1,311

Average selling price (orders):
Southeast	$463	$446	$423	$385	$388	$367	$359
Southwest	559	509	509	509	480	452	467
West	679	655	636	641	601	572	604
Consolidated total	$580	$547	$528	$505	$493	$468	$483

Average number of selling communities
during the period:
Southeast	96	88	81	73	74	76	72
Southwest	54	55	56	54	53	49	45
West	65	60	61	57	58	58	57
Consolidated total	215	203	198	184	185	183	174

Backlog:
Southeast	954	992	944	771	884	910	893
Southwest	811	768	700	546	654	681	484
West	968	812	666	394	670	713	639
Consolidated total	2,733	2,572	2,310	1,711	2,208	2,304	2,016